Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-217053 and No. 333-217054 on Form S-8 and No. 333-219941 on Form S-3 of our reports dated June 12, 2019, relating to the consolidated financial statements of DXC Technology Company and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of DXC Technology Company for the year ended March 31, 2019.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
June 12, 2019